Exhibit 10.2

AMENDMENT TO SEPARATION AGREEMENT

THIS AMENDMENT TO SEPARATION AGREEMENT (this “Amendment”) is made this 3rd day of February 2006 by and between Hughes Communications, Inc., a Delaware corporation (“Divco”), and SkyTerra Communications, Inc., a Delaware corporation (“SkyTerra”).

W I T N E S S E T H:

WHEREAS, the Parties have entered into a Separation Agreement dated December 30, 2005 (the “Separation Agreement”);

WHEREAS, the Parties have determined to further amend the Separation Agreement pursuant to Section 13.13 thereof, as provided herein; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained in this Amendment, the Parties hereto hereby agree as follows:

Section 1. Definitions. Capitalized terms used herein and not defined herein shall have the meaning ascribed to such terms in the Separation Agreement.

Section 2. Amendments.

2.1 Consulting Services. Article VIII of the Separation Agreement is hereby amended by adding a new Section 8.5 as follows:

“Section 8.5 Consulting Services. Following the Distribution, SkyTerra shall cause its officers to provide Divco with an aggregate of up to two hundred (200) hours per month of consulting and management services. As consideration for the provision of such services, Divco shall pay SkyTerra, in accordance with this Section 8.5, $25,000 per month and Divco shall reimburse SkyTerra for all reasonable and documented out-of pocket costs and expenses borne by SkyTerra in connection with the provision of such services. Divco shall, in the case of the $25,000 monthly payment, on the first of each month, or, in the case of a reimbursement of expenses, upon request by SkyTerra, in each case prior to any termination of the obligation to provide such services in accordance with this Section 8.5, pay SkyTerra such amounts (plus any interest previously accrued under this Section 8.5 and unpaid). Amounts not paid within 15 days of such date in accordance with this Section 8.5 shall accumulate interest at the rate of 6 percent per annum. The obligation to provide services under this Section 8.5 may be terminated by either Party with or without cause by providing 10 Business Days notice of such termination to the non-terminating Party. Notwithstanding anything to the contrary contained herein, SkyTerra shall have no liability with respect to its services under this Section 8.5 for consequential, exemplary, special, incidental, or punitive damages. In any event, the liability of SkyTerra to Divco for any reason and upon any cause of action arising from the services described in this Section 8.5 shall be limited to the aggregate amount paid to SkyTerra by Divco pursuant to this Section 8.5.”

Section 3. Miscellaneous.

3.1 Ratification of Separation Agreement. As modified hereby, the Separation Agreement and its terms and provisions are hereby ratified and confirmed for all purposes and in all respects.

3.2 Counterparts. This Amendment may be executed in two or more counterparts, which may be by facsimile, each of which will be deemed an original but all of which together will constitute one and the same instrument. All such counterparts will be deemed an original, will be construed together and will constitute one and the same instrument.

3.3 Headings. The headings in this Amendment are for reference purposes only and will not in any way affect the meaning or interpretation of this Amendment.

3.4 Governing Law. This Amendment shall be governed by, enforced under and construed in accordance with the laws of the State of New York, without giving effect (to the fullest extent provided by law) to any choice or conflict of law provision or rule thereof which might result in the application of the laws of any other jurisdiction. Subject to Section 13.7 of the Separation Agreement (which shall apply to this Amendment as thought set out in full in this Amendment, with the necessary changes), each of the Parties hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America in each case located in the County of New York for any litigation arising out of or relating to this Amendment (and agrees not to commence any litigation relating thereto except in such courts) and further agrees that service of any process, summons, notice or document by U.S. certified or registered mail to its respective address set forth in Section 13.6 of the Separation Agreement (or to such other address for notice that such Party has given the other Party written notice of in accordance with Section 13.6 of the Separation Agreement) shall be effective service of process for any litigation brought against it in any such court. Each Party hereby irrevocably and unconditionally waives any objection to the laying of exclusive venue of any litigation arising out of this Amendment in the courts of the State of New York or of the United States of America in each case located in the County of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum.

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IN WITNESS WHEREOF, the Parties have duly executed this Amendment as of the date first above written.

HUGHES COMMUNICATIONS, INC.

By:	/s/ Dean A. Manson
Name: Dean A. Manson Title: Vice President, General Counsel and Secretary

SKYTERRA COMMUNICATIONS, INC.

By:	/s/ Robert C. Lewis
Name: Robert C. Lewis Title: Senior Vice President, General Counsel and Secretary